                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): June 12, 2009

                            IVIVI TECHNOLOGIES, INC.
               (Exact Name of Registrant as Specified in Charter)


           New Jersey                    001-33088                22-2956711
-------------------------------         -----------          -------------------
(State Or Other Jurisdiction Of         (Commission             (IRS Employer
         Incorporation)                 File Number)         Identification No.)


                   135 Chestnut Ridge Road, Montvale, NJ 07645
               (Address of Principal Executive Offices)(Zip Code)

                                 (201) 476-9600
                          Registrant's Telephone Number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.01. NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING RULE OR STANDARD; TRANSFER OF LISTING.

On February 26, 2009, Ivivi Technologies, Inc. (the "Company") received a letter from the staff (the "Staff") of The Nasdaq Stock Market ("Nasdaq"), pursuant to which the Staff notified the Company that the Company was not in compliance with Nasdaq Listing Rule 5550(b) (formerly Nasdaq Marketplace Rule4310(c)(3)), which requires the Company to have a minimum of $2,500,000 in stockholders' equity or $35,000,000 market value of listed securities or $500,000 of net income from continuing operations for the most recently completed fiscal year or two of the three most recently completed fiscal years. On March 18, 2009, the Company provided the Staff with a specific plan to achieve and sustain compliance with all the Nasdaq Capital Market listing requirements, including a time frame for completion of the plan. Based on the Staff's review and the materials submitted by the Company, the Staff granted the Company's request for an extension to comply with Nasdaq Listing Rule 5550(b).

On June 12, 2009, the Company received a letter from the Staff (the "Nasdaq Letter") pursuant to which the Staff notified the Company that it had determined that the Company did not meet the terms of the plan submitted to Nasdaq. In particular, the Company failed to achieve a compliant stockholders' equity balance as required by Nasdaq. As a result, unless the Company requests an appeal of this determination to a Nasdaq Hearings Panel (the "Panel"), trading of the Company's common stock will be suspended on the Nasdaq Stock Market at the opening of business on June 23, 2009, and a Form 25-NSE will be filed with the Securities and Exchange Commission (the "SEC"), which will remove the Company's securities from listing and registration on The Nasdaq Stock Market.

The Company is considering whether to appeal the Staff's determination to the Panel, pursuant to the procedures set forth in the Nasdaq Listing Rule 5800 Series. Any request for a hearing, however, must be received by Nasdaq's hearings department no later than 4:00 p.m. (Eastern Time) on June 19, 2009 together with payment of an appeal fee. If the Company were to timely appeal the Staff's determination, the delisting of the Company's securities would be stayed pending the Panel's decision. Although the Company is considering whether to appeal the Staff's determination to the Panel, there can be no assurance that the Company will request a hearing or if the Company were to request a hearing, that the Company would prevail.

If the Company does not appeal the Staff's determination to the Panel, the Company's securities will not be immediately eligible to trade on the OTC Bulletin Board or in the Pink Sheets. The securities may become eligible if a market maker makes application to register in and quote the security in accordance with SEC Rule 15c2-11, and such application (a "Form 211") is cleared. Only a market maker, not the Company, may file a Form 211. Accordingly, there can be no assurance that the securities would become eligible to trade on the OTC Bulletin Board or in the Pink Sheets on a timely basis or at all.

         On June 15, 2009, the Company issued a press release announcing its receipt of the Nasdaq Letter. The full text of the press release is attached hereto as Exhibit 99.1.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS.

         (d)      Exhibits

                  Exhibit 99.1 - Press release, dated June 15, 2009,
                                 regarding receipt of the Nasdaq Letter.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.



                                                IVIVI TECHNOLOGIES, INC.


                                                By: /s/ Alan Gallantar
                                                    ----------------------------
                                                    Name: Alan Gallantar
                                                    Title: CFO


Date: June 15, 2009